UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2005

VULCAN INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

   1-10219

     31-0810265

    (State or other jurisdiction of

(Commission

  (I.R.S. Employer

    incorporation or organization)

File Number)

Identification Number)

300 Delaware Avenue,  Suite 1704,  Wilmington, Delaware   19801

(Address of principal executive offices, including Zip Code)

(302) 427-5804

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 8.01

Other

On May 11, 2005, Vulcan International Corporation issued a news release announcing that the shareholders, at the annual meeting held May 11, 2005, elected Leonard Aconsky, Warren C. Falberg, Benjamin Gettler, Thomas D. Gettler and Edward B. Kerin to serve on the Board of Directors.  The Board of Directors, following the shareholders’ meeting, approved a dividend of $.05 per share, payable June 15, 2005 to holders of record May 27, 2005; adopted a resolution authorizing the Company to purchase up to 100,000 shares of its common stock at such prices and upon such terms as the President may determine to be in the best interest of the Company; and re-elected Benjamin Gettler as Chairman and President of the Company.  A copy of the news release is attached to this report as Exhibit 99.1 and is furnished under this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VULCAN INTERNATIONAL CORPORATION

Date:  May 12, 2005

By:  /s/ Vernon E. Bachman

Vernon E. Bachman

Vice President, Secretary-Treasurer